Exhibit 10.41

GUARANTY AGREEMENT

This Guaranty Agreement (the “Guaranty”) is made and given as of the 30th day of August, 2001, by SPACEHAB, INCORPORATED, a Washington state corporation whose address is 300 D Street SW, Suite 814, Washington, DC 20024 (hereafter referred to as the “Guarantor”) to SOUTHTRUST BANK, an Alabama banking corporation (the “Bank”).

A. Astrotech Florida Holdings, Inc. (“Borrower”) and the Bank are parties to a Credit Agreement (the “Credit Agreement”) of even date herewith relating to an Acquisition and Construction Loan (the “Construction Loan”) in the amount of up to $20,000,000.00 that is subject to renewal and conversion as a Term Loan (the “Term Loan”) of up to $20,000,000.00 (collectively, the “Loan”) pursuant to the Credit Agreement. The Construction Loan is evidenced by Borrower’s Acquisition and Construction Loan Note of even date herewith in the principal amount of up to $20,000,000.00 and the Term Loan shall be evidenced by Borrower’s Term Loan Note in the amount of up to $20,000,000.00 (collectively, the “Note”). Capitalized terms not expressly defined herein shall have the meanings ascribed thereto in the Credit Agreement (the Credit Agreement, the Note and all documents executed in connection with the transactions contemplated thereby being referred to collectively as the “Loan Documents”).

B. The Bank has required this Guaranty from Guarantor as a condition of and as consideration for Bank’s entering into the Credit Agreement and Bank would not enter into the Credit Agreement or make the Loan to Borrower without being given this Guaranty.

In consideration of and as an inducement to Bank’s entering into the Credit Agreement, the undersigned Guarantor hereby absolutely and unconditionally guarantees to the Bank payment and collection in full of all sums due to Bank under and pursuant to the Note and the Loan Documents including, without limitation, all interest and expenses payable to Bank thereunder, whether at maturity or otherwise and the full performance of all obligations of the Borrower under the Notes and the Loan Documents all within the applicable grace or curative periods provided in the Loan Documents (all of the foregoing guarantied obligations of the Borrower being referred to collectively as the “Obligations”). Guarantor’s obligations hereunder shall be unconditional irrespective of, among other things, the lack of genuiness, validity, regularity or enforceability of the Loan Documents or of the obligations of the Borrower evidenced thereby, any and all suretyship defenses otherwise available to Guarantor which are hereby expressly waived and any other bar to the enforceability of this Guaranty or of the Loan Documents against either the Guarantor or the Borrower, as the case may be. Guarantor shall, in an Event of Default under the Loan Documents, pay all amounts due to the Bank under the Loan Documents on demand by the Bank without defense or set off, and Bank shall not be required, as a condition of such payment, to first proceed to preserve, utilize or exhaust any other right or remedy against the Borrower, any other guarantor or any collateral or security.

The Guarantor expressly waives acceptance of this Guaranty by the Bank, presentment and demand for payment, protest, notice of protest and notice of dishonor or non payment of any obligation of the Borrower other than as set forth above; any right to require suit against the Borrower or any other party before enforcing this Guaranty; any right to have security applied before enforcing this Guaranty; and any right of subrogation to the Bank’s rights against the Borrower until Borrower’s obligations to the Bank are paid in full.

The Guarantor hereby consents and agrees that renewals and extensions of time of payment, surrender, release, exchange, substitution, dealing with or taking of additional collateral security, taking or release of other guaranties, abstaining from taking advantage of or realizing upon any collateral security or other guaranties and any and all other forebearances or indulgences granted by the Bank to the Borrower or any other party may be made, granted and effected by the Bank without notice to the Guarantor and without in any manner affecting its liability hereunder.

Subject to any applicable curative period provided in the Credit Agreement, in the event that a petition in bankruptcy or for an arrangement or reorganization of the Borrower under the bankruptcy laws or for the appointment of a receiver for the Borrower or any of its property is filed by or against the Borrower, or if the Borrower shall make an assignment for the benefit of creditors or shall become insolvent, all indebtedness of the Borrower shall, for the purposes of this Guaranty, be deemed to have become immediately due and payable.

Any notice to Guarantor by the Bank at any time shall not imply that such notice or any further or similar notice was required.

The Guarantor further agrees to pay to the Bank any and all costs, expenses and reasonable attorneys’ fees paid or incurred by the Bank in collecting or endeavoring to collect the indebtedness of the Borrower or in enforcing or endeavoring to enforce this Guaranty whether out of court, in trial, on appeal, in bankruptcy or otherwise.

The Guarantor further covenants and agrees with the Bank that during such time as this Guaranty is in effect, the Guarantor will make no material adverse change in its financial status as determined by the Bank in the exercise of its reasonable discretion. In the event of any breach of said covenant and agreement, all obligations of the Borrower under the Notes and the Loan Documents, regardless of their terms shall, at the Bank’s discretion, be deemed for the purposes of this Guaranty to have become matured, and at the Bank’s election, the Guarantor shall promptly pay and perform all of obligations of Borrower to the Bank, and the Bank may take any action deemed necessary or advisable to enforce this Guaranty.

In the event of any breach of the covenants and agreements of Guarantor under this Guaranty which (except for a payment default for which no curative period is applicable) are not cured within thirty (30) days after the earlier to occur of actual notice by Guarantor or receipt of written notice by Guarantor of such breach from Bank, all obligations of the Borrower under the Notes and the Loan Documents, regardless of their terms shall, at the Bank’s discretion, be deemed for the purposes of this Guaranty to have become matured, and at the Bank’s election, the Guarantor shall promptly pay and perform all of the obligations of Borrower to the Bank, and the Bank may take any action deemed necessary or advisable to enforce this Guaranty.

The provisions of this Guaranty are for the benefit of Bank and its respective successors and assigns, and nothing herein contained shall impair as between any obligor and Bank the obligations of any obligor under the Loan Documents.

This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and cannot be amended or supplemented, except by a written agreement signed by such Guarantor and Bank.

In the event that any one or more of the provisions contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and of the remaining provisions of this Guaranty shall not be in any way impaired.

The failure of Bank to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against Bank, nor excuse Guarantor from Guarantor’s obligations hereunder. Any waiver of any such right or remedy must be in writing and signed by Bank.

This Guaranty shall not expire until all of the Obligations to Bank have been satisfied. This Guaranty shall be binding upon the Guarantor and its respective heirs, executors, administrators and assigns jointly and severally, and shall inure to the benefit of the Banks, its successors and assigns. The terms “Guarantor” and any pronouns referring thereto and used herein shall be construed in the masculine, feminine, neuter, singular or plural as the context may require.

IN WITNESS WHEREOF, this Guaranty has been executed and delivered to the Banks by the undersigned Guarantor as of the day and year first written above.

SPACEHAB, INCORPORATED

By:	/s/ JULIA PULZONE
Name:	Julia Pulzone
Its:	Chief Financial Officer